Carla Baca
Director of Corporate Communications
P: 615.269.8175
News Release
HEALTHCARE REALTY TRUST REPORTS NORMALIZED FFO OF $0.37 PER SHARE FOR THE THIRD QUARTER

NASHVILLE, Tennessee, November 4, 2014 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the third quarter ended September 30, 2014. Normalized FFO for the three months ended September 30, 2014 totaled $0.37 per diluted common share.

Salient third quarter highlights include:

•	Normalized FFO grew $5.4 million, or 17.6% year-over-year, to $35.9 million. Over the same time period, normalized FFO per share increased 15.6%.

•
During the third quarter, the Company purchased two on-campus medical office buildings totaling 108,000 square feet for a total purchase price of $27.8 million. These properties are collectively 95% leased.

•	In October 2014, the Company acquired a 69,000 square foot, 97% leased, on-campus medical office building in Oklahoma for a purchase price of $17.4 million.

•
Occupancy at the twelve development conversion properties rose 8% in the third quarter to 78%. At this occupancy level, NOI is expected to be $4.7 million when all occupants are in place and paying rent for an entire quarter.

•	Same store NOI grew by 3.6% year-over-year and occupancy remained stable at 91%.

•	Leases totaling 770,000 square feet commenced or renewed at the Company's multi-tenant properties, including 572,000 square feet in the same store portfolio where tenant retention was 86%.

•	A dividend of $0.30 per common share was declared, which is 81.1% of normalized FFO.

For the three months ended September 30, 2014, year-over-year revenue grew by $10.8 million to $94.5 million. The Company reported net income attributable to common stockholders for the quarter of $4.0 million.
Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. The Company had investments of approximately $3.2 billion in 201 real estate properties and mortgages as of September 30, 2014. The Company's 200 owned real estate properties are located in 30 states and total approximately 14.3 million square feet. The Company provides property management services to approximately 9.7 million square feet nationwide.
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Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. Please contact the Company at 615.269.8175 to request a printed copy of this information.

In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2013 under the heading "Risk Factors," and as updated in its Quarterly Reports on Form 10-Q filed thereafter. Forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any obligation to update forward-looking statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Balance Sheets (1)
(amounts in thousands, except per share data)
(Unaudited)

ASSETS
Real Estate Properties:	9/30/2014	12/31/2013
Land	$183,991	$178,931
Buildings, improvements and lease intangibles	3,030,960	2,861,935
Personal property	9,535	9,267
Land held for development	17,054	17,054
Total real estate properties	3,241,540	3,067,187
Less accumulated depreciation	(693,517)	(632,109)
Total real estate properties, net	2,548,023	2,435,078
Cash and cash equivalents	1,684	8,671
Mortgage notes receivable	1,900	125,547
Assets held for sale and discontinued operations, net	11,479	6,852
Other assets, net	178,238	153,514
Total assets	$2,741,324	$2,729,662

LIABILITIES AND EQUITY
Liabilities:
Notes and bonds payable	$1,403,379	$1,348,459
Accounts payable and accrued liabilities	60,017	73,741
Liabilities of discontinued operations	508	1,112
Other liabilities	57,913	61,064
Total liabilities	1,521,817	1,484,376
Commitments and contingencies
Equity:
Preferred stock, $.01 par value; 50,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value; 150,000 shares authorized; 98,119 and 95,924 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	981	959
Additional paid-in capital	2,374,345	2,325,228
Accumulated other comprehensive income	51	51
Cumulative net income attributable to common stockholders	822,176	808,362
Cumulative dividends	(1,978,046)	(1,891,123)
Total stockholders’ equity	1,219,507	1,243,477
Noncontrolling interests	—	1,809
Total equity	1,219,507	1,245,286
Total liabilities and equity	$2,741,324	$2,729,662

(1)
The Condensed Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Statements of Operations (1)
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues
Rental income	$92,987	$78,161	$270,513	$230,094
Mortgage interest	44	3,926	3,634	10,290
Other operating	1,475	1,579	4,349	4,542
	94,506	83,666	278,496	244,926
Expenses
Property operating	34,678	32,244	102,077	92,742
General and administrative	5,190	5,582	16,834	17,961
Depreciation	25,660	21,716	74,408	63,970
Amortization	2,656	2,595	8,190	7,819
Bad debt, net of recoveries	3	109	123	116
	68,187	62,246	201,632	182,608
Other Income (Expense)
Loss on extinguishments of debt	—	—	—	(29,638)
Interest expense	(18,192)	(17,043)	(54,176)	(55,738)
Interest and other income, net	410	237	2,545	686
	(17,782)	(16,806)	(51,631)	(84,690)

Income (Loss) From Continuing Operations	8,537	4,614	25,233	(22,372)

Discontinued Operations
Income (loss) from discontinued operations	121	1,241	(75)	4,818
Impairments	(4,505)	(6,259)	(11,034)	(9,889)
Gain on sales of real estate properties	—	20,187	3	21,970
Income (Loss) From Discontinued Operations	(4,384)	15,169	(11,106)	16,899

Net Income (Loss)	4,153	19,783	14,127	(5,473)
Less: Net (income) loss attributable to noncontrolling interests	(162)	(18)	(313)	34
Net Income (Loss) Attributable To Common Stockholders	$3,991	$19,765	$13,814	($5,439)
Basic Earnings (Loss) Per Common Share:
Income (loss) from continuing operations	$0.09	$0.05	$0.27	($0.25)
Discontinued operations	(0.05)	0.16	(0.12)	0.19
Net income (loss) attributable to common stockholders	$0.04	$0.21	$0.15	($0.06)
Diluted Earnings (Loss) Per Common Share:
Income (loss) from continuing operations	$0.09	$0.05	$0.26	($0.25)
Discontinued operations	(0.05)	0.16	(0.12)	0.19
Net income (loss) attributable to common stockholders	$0.04	$0.21	$0.14	($0.06)
Weighted Average Common Shares Outstanding—Basic	95,858	93,443	94,846	89,871
Weighted Average Common Shares Outstanding—Diluted	97,329	94,836	96,310	89,871

(1)
The Condensed Consolidated Statements of Operations do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Reconciliation of FFO and Normalized FFO (1) (2)
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,
	2014	2013
Net Income Attributable to Common Stockholders	$3,991	$19,765
Gain on sales of real estate properties	—	(20,187)
Impairments	4,505	6,259
Real estate depreciation and amortization	27,697	24,214
Total adjustments	32,202	10,286
Funds From Operations	$36,193	$30,051
Acquisition costs	188	504
Reversal of restricted stock amortization upon officer resignation	(445)	—
Normalized Funds From Operations	$35,936	$30,555
Funds from Operations per Common Share—Diluted	$0.37	$0.32
Normalized Funds From Operations Per Common Share—Diluted	$0.37	$0.32
FFO Weighted Average Common Shares Outstanding	97,329	94,836

(1)
Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.”

(2)
FFO does not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States of America and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered an alternative to net income attributable to common stockholders as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.

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